UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2016 (August 19, 2016)
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed, New York Mortgage Trust, Inc. (the “Company”) entered into separate equity distribution agreements, dated as of March 20, 2015, with each of JMP Securities LLC (“JMP”) and MLV & Co. LLC (“MLV”), pursuant to which the Company may sell up to $75,000,000 of aggregate value of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Common Stock, the “Offered Securities”), from time to time. As of the date of this Current Report on Form 8-K, the Company has sold 2,789,439 shares of Common Stock under the Company’s existing “at the market offering” program (the “ATM Program”) with an aggregate offering price of $22,076,888 and Offered Securities having an aggregate offering price of $52,293,112 remain available for issuance and sale pursuant to the Equity Distribution Agreements (defined below).

On August 25, 2016, the Company entered into an amendment to the equity distribution agreement with JMP (as amended, the “JMP Agreement”) and a separate equity distribution agreement (the “Ladenburg Equity Distribution Agreement” and, together with the JMP Agreement, the “Equity Distribution Agreements”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg” and, together with JMP, the “Agents”), each of which provide that any offers and sales of the Offered Securities remaining under the ATM Program shall be made pursuant to the prospectus supplement contained in the new universal shelf registration statement on Form S-3 (File No. 333-213316) filed by the Company with the Securities and Exchange Commission on August 25, 2016. Pursuant to the Equity Distribution Agreements, the Offered Securities may be offered and sold through the Agents in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Select Market, the existing trading market for the Offered Securities, sales made to or through a market maker other than on an exchange or, if specified in a written notice from the Company, in negotiated transactions. Under the terms of the Equity Distribution Agreements, the Company may also sell the Offered Securities to any of the Agents as principal for its own account at a price agreed upon at the time of sale. If the Company sells the Offered Securities to an Agent as principal, the Company will enter into a separate terms agreement with the applicable Agent. Under each Equity Distribution Agreement, the applicable Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Offered Securities sold through such Agent from time to time pursuant to the terms of the applicable Equity Distribution Agreement. The Company has no obligation to sell any of the Offered Securities under the Equity Distribution Agreements and may at any time suspend solicitations and offers under the Equity Distribution Agreements.

The Ladenburg Equity Distribution Agreement is filed as Exhibit 1.1 and the JMP Amendment is filed as Exhibit 1.2 to this Current Report on Form 8-K, and each are incorporated herein by reference. The foregoing description of the Equity Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the respective agreement filed herewith as an exhibit to this Current Report on Form 8-K.

In connection with the filing of the Equity Distribution Agreements, the Company is filing as Exhibit 5.1 hereto the opinion of its Maryland counsel, Venable LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02.    Termination of a Material Definitive Agreement.

On August 19, 2016, in anticipation of the Company’s execution of the Equity Distribution Agreements described in Item 1.01 above, the Company delivered to MLV notice of termination of the equity distribution agreement, dated as of March 20, 2015, by and between the Company and MLV (the “Prior Distribution Agreement”), which termination became effective August 22, 2016.

Pursuant to the Prior Distribution Agreement, among other things, the Company, from time to time, could offer and sell up to $75,000,000 of shares of the Offered Securities in transactions that were deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, with MLV acting as the Company’s agent. Under the Prior Distribution Agreement, MLV was entitled to compensation of 2.0% of the gross proceeds from the sale of the shares sold through it pursuant to the terms of the Prior Distribution Agreement.

The Company will not incur any termination penalties as a result of such termination.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated August 25, 2016, by and between the Company and Ladenburg Thalmann & Co. Inc.
1.2	Amendment No. 1 to Equity Distribution Agreement, dated August 25, 2016, by and between the Company and JMP Securities LLC.
1.3
Equity Distribution Agreement, dated March 20, 2015, by and between the Company and JMP Securities LLC (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2015).

5.1	Opinion of Venable LLP regarding the validity of the Offered Securities.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: August 25, 2016	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

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